Exhibit 10.5

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

THIS AMENDMENT #2 (this “Amendment 2”) to that certain Supply and Manufacturing Agreement, dated March 1, 2008, by and between Cerus Corporation (“Cerus”) and Porex Corporation (“Porex”), as amended on November 28, 2012 ( “Amendment 1”) (as amended by Amendment 1, the “Agreement”), is made as of December 23, 2014. Capitalized terms used herein and not otherwise defined shall have the meanings set forth therefor in the Agreement.

RECITALS

WHEREAS, the parties desire to amend the Agreement as provided in this Amendment 2; and

WHEREAS, this Amendment is an amendment of the Agreement pursuant to and within the scope of Section 13.1 of the Agreement.

AMENDMENT

NOW, THEREFORE, in consideration of their mutual promises and intending to be legally bound, the parties agree as follows:

1. Section 1.2.1 of the Agreement is hereby amended in its entirety to read as follows:

Cerus shall arrange, at its own expense, for the supply and delivery to Porex of [ * ] (in conformance with the specifications set forth on Exhibits A-1 and B-1), [ * ] for production of Plasma Disks (collectively, the “Raw Materials”) as set forth in the Porex Raw Material Projections (as hereinafter defined). On or before September 15th (with respect to the first half of the applicable calendar year) and June 15th (with respect to the second half of the applicable calendar year), Porex and Cerus shall meet in person or telephonically (each, a “Raw Materials Planning Meeting”) to discuss Porex’s anticipated: (i) requirements for Raw Materials needed to manufacture the quantity of Components forecasted by Cerus for the upcoming Purchase Order Period (as defined in Section 1.3); and (ii) the required delivery dates of such Materials needed to meet Cerus’ projected delivery schedule for the upcoming Purchase Order Period. Within [ * ] business days after receipt of Cerus’ Short Term Forecast as provided in Section 1.3, Porex shall provide Cerus with a good faith forecast of the additional Raw Materials needed by Porex, taking into account its current inventory of Raw Materials, to manufacture the forecasted quantity of Components for the upcoming Purchase Order Period; and (ii) the latest date by which such Raw Materials must be received by Porex to meet Cerus’ projected delivery schedule, in each case as set forth in the applicable Purchase Order (the “Porex Raw Material Projections”). Such obligation by Cerus to supply and deliver Raw Materials as provided in the Porex Raw Material Projections shall hereinafter be referred to as the “Raw Material Obligation”.

2. Section 1.3 of the Agreement is hereby amended in its entirety to read as follows:

During the Initial Term, on or before [ * ] for the [ * ] month period beginning on [ * ] of the applicable calendar year, and on or before [ * ] for the [ * ] month period beginning on [ * ] of the applicable calendar year, Cerus (directly or through its Designee) will provide to Porex a written forecast of Cerus’ requirements for Components for the applicable [ * ] month period and the monthly delivery dates therefor (each, a “Short Term Forecast”). The first [ * ] months of each Short Term Forecast (each, a “Purchase Order Period”) shall constitute a binding [ * ] month purchase order (such portion, a “Purchase Order”). In no event shall any Purchase Order: (i) be for a quantity of components less than [ * ] units in the aggregate of part number [ * ] and part number [ * ]; and (ii) require delivery of more than [ * ] units of part number [ * ] and [ * ] units of part number [ * ] in any single month (the “Porex Capacity Limitations”). Within [ * ] business days after receipt of the Short Term Forecast, Porex shall provide confirmation to Cerus of its ability to meet the monthly requirements in the Short Term Forecast, subject to Cerus’ ability to meet its Raw Material Obligation and the Porex Capacity Limitations.

3. Section 1.6 of the Agreement is hereby amended in its entirety to read as follows:

Cerus (directly or through its Designee) shall provide Purchase Orders to Porex for, and shall purchase, quantities of Components equal to [ * ] units in the aggregate of part number [ * ] and part number [ * ] with respect to each calendar year of the Initial Term (the “Annual Minimum Quantity”). In the event Cerus fails to issue Purchase Orders for, and purchase, the Annual Minimum Quantity with respect to any calendar year, Cerus shall [ * ] (such amount, the “Purchase Quantity Shortfall”) no later than forty-five (45) days following the date the last invoice for shipment of Components subject to the last Purchase Order for the applicable calendar year is due. Notwithstanding the foregoing, if Cerus has met its Raw Material Obligation, and has issued Purchase Orders within the Porex Capacity Limitations, and Porex fails to manufacture (i) with respect to any Purchase Order Period, [ * ]: (a) the quantity of Components set forth in the Purchase Order for that Purchase Order Period; and (b) [ * ] of the Annual Minimum Quantity, or (ii) with respect to the applicable calendar year, [ * ], Cerus shall not be liable to Porex for the Purchase Quantity Shortfall (the “Shortfall Exemption”). Notwithstanding the foregoing, the Shortfall Exemption shall not apply in the event that Porex is able to [ * ] and is able to [ * ]. In the event that Porex enters into an agreement with a third party for the sale of Components to such third party (such agreement to be subject to Cerus’ prior written consent), the quantity of Components purchased by Cerus and such third party purchaser will be aggregated for the purpose of determining if the Annual Minimum Quantity has been met.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

4. Section 12.1 of the Agreement is hereby amended in its entirety to read as follows:

This Supply Agreement will have a term (the “Initial Term”) which will run from the Effective Date through December 31, 2016, subject to extension as provided in Section 12.2.

In connection with the foregoing amendment, Section 1 of Amendment 1 shall be deleted in its entirety.

5. Exhibit D shall be deleted in its entirety and replaced with Attachment 1 hereto.

6. Exhibit E shall be deleted in its entirety and replaced with Attachment 2 hereto.

7. Exhibit G shall be deleted in its entirety and replaced a Quality Agreement to be executed by the parties promptly following with the execution of this Amendment 2, but in any event no later than January 31, 2015.

8. Except as modified herein, the provisions of the Agreement shall remain unchanged and in full force and effect.

9. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

The foregoing amendment is hereby executed as of the date first above written.

CERUS CORPORATION

	By:	/s/ William M. Greenman
William M. Greenman
President and Chief Executive Officer

POREX CORPORATION

By:	/s/ William G. Midgette
William G. Midgette
President and Chief Executive Officer

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ATTACHMENT 1

Exhibit D

Pricing

[ * ]

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attachment 2

Exhibit E

{RESERVED}

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.